UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2017

CAREY WATERMARK INVESTORS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On February 1, 2017, Carey Watermark Investors Incorporated, or CWI, sold its 100% ownership interests in three non-core assets, the Hampton Inn Frisco Legacy Park in Frisco, Texas, the Hampton Inn Birmingham Colonnade in Birmingham, Alabama and the Hilton Garden Inn Baton Rouge Airport in Baton Rouge, Louisiana, to an unaffiliated third-party for a contractual sales price of $33.0 million and net proceeds of approximately $7.7 million.

Item 9.01 — Financial Statements and Exhibits.

(a) N/A

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial information of CWI for the year ended December 31, 2015 and as of and for the nine months ended September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated
Date:	February 7, 2017
		By:	/s/ Noah K. Carter
Noah K. Carter
Chief Accounting Officer